AMENDED AND RESTATED COLLATERAL AGENCY
AND INTERCREDITOR AGREEMENT

        This AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of August 26, 2003, is entered into among the 2000 Senior Noteholder listed on the signature pages hereof (together with assignees of such 2000 Senior Noteholder, the “2000 Senior Noteholders”), the 2003 Senior Noteholder listed on the signature pages hereof (together with assignees of such 2003 Senior Noteholder and any Prudential Affiliate that may become a party hereto and assignees thereof, the “2003 Senior Noteholders”), the Senior Lenders listed on the signature pages hereof (together with any assignees of such Senior Lenders, the “Senior Lenders”) and Bank of America, N.A., as Agent for the Senior Lenders (in such capacity, together with any successor in such capacity, the “Agent”), any Additional Creditors that may become parties to this Agreement (either directly or through their agent), and U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., in its capacity as collateral agent for the 2000 Senior Noteholders, the 2003 Senior Noteholders, the Senior Lenders, the Agent and the Additional Creditors (the “Collateral Agent”).

R E C I T A L S

        A.        Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), has issued to the 2000 Senior Noteholder its 3.03% Senior Notes due October 12, 2010 in the aggregate principal amount of JP¥9,706,500,000 (the “2000 Senior Noteholder Notes”) pursuant to that certain Note Purchase Agreement, dated as of October 12, 2000 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “2000 Note Purchase Agreement”), between the Company and the 2000 Senior Noteholder.

        B.        The Company and/or one or more Issuer Subsidiaries (as defined in the 2003 Private Shelf Agreement described below) may from time to time issue and sell to the 2003 Senior Noteholder and/or one or more Prudential Affiliates (as defined in the 2003 Private Shelf Agreement) its senior promissory notes in the aggregate principal amount of up to US$125,000,000 or the equivalent amount in certain other currencies (the “2003 Senior Noteholder Notes”) pursuant to that certain Private Shelf Agreement, dated as of August 26, 2003 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “2003 Private Shelf Agreement”), between the Company and each Issuer Subsidiary which may become party thereto, on the one hand, and the 2003 Senior Noteholder and each Prudential Affiliate which may become party thereto, on the other hand.

        C.        The Company, the Senior Lenders and the Agent have entered into a Credit Agreement dated as of May 10, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Senior Lenders may from time to time make loans and other financial accommodations to the Company.

        D.        Each of the Material Domestic Subsidiaries of the Company (together with any future Material Domestic Subsidiaries entering into a guaranty agreement with respect to the Obligations (as defined below), the “Subsidiary Guarantors”) has entered into a guaranty agreement pursuant to which the Subsidiary Guarantors guarantee to the Senior Lenders the payment and performance of all of the Company’s obligations under the Loan Documents (as defined in the Credit Agreement) (as such guaranty agreement may be modified, amended, renewed or replaced, including any increase in the amount guaranteed thereunder, the “Bank Obligation Guaranty”).

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        E.        The Subsidiary Guarantors have entered into a guaranty agreement pursuant to which the Subsidiary Guarantors have guaranteed to the 2000 Senior Noteholders the payment of the 2000 Noteholder Obligations and the payment and performance of all of the Company’s obligations under the 2000 Note Purchase Agreement and the 2000 Senior Noteholders Notes (as such guaranty agreement may be modified, amended, renewed or replaced, including any increase in the amount guaranteed thereunder, the “2000 Note Obligation Guaranty”).

        F.        Pursuant to the 2003 Private Shelf Agreement, (i) the Company will, with respect to any 2003 Senior Noteholders Notes issued by any Issuer Subsidiary, guarantee to the 2003 Senior Noteholders the payment of the 2003 Noteholder Obligations and the payment and performance of each such Issuer Subsidiary’s obligations under the 2003 Private Shelf Agreement and the 2003 Senior Noteholders Notes and (ii) the Subsidiary Guarantors will enter into a guaranty agreement pursuant to which the Subsidiary Guarantors will guarantee to the 2003 Senior Noteholders the payment of the 2003 Noteholder Obligations and the payment and performance of all of the Company’s and each Issuer Subsidiary’s obligations under the 2003 Private Shelf Agreement and the 2003 Senior Noteholders Notes (such guaranty agreements of the Company and the Subsidiary Guarantors as they may be modified, amended, renewed or replaced, including any increase in the amount guaranteed thereunder, collectively, the “2003 Note Obligation Guaranty”).

        G.        The Company may enter into additional note purchase agreements and/or credit agreements with investors and/or lenders which become parties to this Agreement, may enter into one or more interest rate swaps or collars, foreign currency exchange agreements, equity swap agreements, commodity price protection agreements or interest rate, currency exchange, equity price or commodity price hedging arrangements (any such agreement or arrangement, a “Hedging Agreement”) with persons or entities which become parties to this Agreement and may incur obligations (“Cash Management Obligations”) in respect of overdrafts or related liabilities or in connection with treasury, depositary or cash management services, including in connection with automated clearing house transfers of funds, to persons or entities which become parties to this Agreement (any such investor, lender or other party, together with the lenders and other parties referred to in the next sentence, the “Additional Creditors”; and the obligations of the Company under any such agreement or arrangement or in respect of any such overdrafts or related liabilities or any such services, the “Additional Company Obligations”), and such Additional Company Obligations may be guaranteed by one or more of the Subsidiary Guarantors pursuant to one or more guaranties (the “Additional Subsidiary Guaranties”). In addition, one or more Subsidiary Guarantors may become direct obligors (in respect of loans, reimbursement obligations relating to Letters of Credit, Hedging Agreements and/or Cash Management Obligations) to persons or entities which become parties to this Agreement and therefore are Additional Creditors, and the obligations of such Subsidiary Guarantors to such lenders or other parties (the “Direct Subsidiary Obligations” and, together with the Additional Company Obligations, the “Additional Obligations”) may be guaranteed by the Company and the other Subsidiary Guarantors.

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        H.        Certain foreign subsidiaries of the Company may enter into one or more guaranty agreements pursuant to which such foreign subsidiary guarantors will guarantee to the Benefitted Parties (as defined below) the payment and performance of all of the Company’s and each Issuer Subsidiary’s obligations, as the case may be, under the Senior Loan Documents (as defined below) (as each such guaranty agreement may be modified, amended, renewed or replaced, including any increase in the amount guaranteed thereunder, a “Foreign Subsidiary Guaranty”).

        I.        The Bank Obligation Guaranty, the 2000 Note Obligation Guaranty, the 2003 Note Obligation Guaranty, any Additional Subsidiary Guaranty, any Direct Subsidiary Obligation and any Foreign Subsidiary Guaranty are each hereinafter referred to as a “Subsidiary Guaranty.” The Loan Documents, the 2000 Note Purchase Agreement, the 2003 Private Shelf Agreement, each Subsidiary Guaranty and any additional credit agreement, note purchase agreement, Hedging Agreement or agreement relating to Cash Management Obligations entered into in favor of any Additional Creditor are hereinafter referred to, collectively, as the “Senior Loan Documents”.

        J.        The Company has secured all present and future obligations to the 2000 Senior Noteholders under the 2000 Senior Noteholder Notes and the 2000 Note Purchase Agreement (all such obligations, including, without limitation, principal, interest, Make-Whole Amounts, fees and indemnities, being referred to herein as the “2000 Senior Noteholder Obligations”), all present and future obligations to the 2003 Senior Noteholders under the 2003 Senior Noteholder Notes and the 2003 Private Shelf Agreement (all such obligations, including, without limitation, principal, interest, Make-Whole Amounts, fees and indemnities, being referred to herein as the “2003 Senior Noteholder Obligations”) and all present and future obligations to the Senior Lenders, including, without limitation, principal, interest, letter of credit obligations (including Contingent L/C Obligations), break-funding amounts, fees and indemnities (the “Senior Lender Obligations”) and may secure all Additional Obligations, pursuant to the terms of that certain Pledge Agreement dated as of October 12, 2000 between the Company and the Collateral Agent (the “Pledge Agreement”) and any similar documents executed after the date hereof, as the same may be amended, supplemented or modified from time to time (the “Security Documents”). The 2000 Senior Noteholder Obligations, the 2003 Senior Noteholder Obligations, the Senior Lender Obligations and the Additional Obligations are collectively referred to as the “Obligations.” The 2000 Senior Noteholders, the 2003 Senior Noteholders, the Senior Lenders and the Additional Creditors are sometimes collectively referred to as the “Benefitted Parties” and individually referred to as a “Benefitted Party.” The Pledge Agreement grants to the Collateral Agent, for the ratable benefit of the Benefitted Parties, a valid, perfected and enforceable first priority lien on and a security interest in 65% of the equity securities of certain foreign subsidiaries of the Company (hereinafter all of such collateral, together with all rights to payment under any Subsidiary Guaranty, shall be referred to collectively as the “Collateral”).

        K.        The 2000 Senior Noteholders, the 2003 Senior Noteholders, the Senior Lenders and the Additional Creditors wish to set forth their understandings and agreements regarding their respective rights and priorities with respect to amounts recovered through the exercise of any right of set off, payments received after a Triggering Event (as defined in Section 2(a), below) and proceeds of the Collateral.

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        L.        The Collateral Agent and the Benefitted Parties are parties to a Collateral Agency and Intercreditor Agreement dated as of October 12, 2000, as amended by that certain First Amendment dated as of May 10, 2001 (as amended to date, the “Existing Collateral Agency and Intercreditor Agreement”), and intend for this Agreement to replace and supercede the Existing Collateral Agency and Intercreditor Agreement.

        M.        Capitalized terms used herein without being defined shall have the meanings set forth in the 2000 Note Purchase Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

1.     Sharing.

        (a)        The liens of the Collateral Agent relating to the Collateral shall be held by the Collateral Agent for the benefit of the Benefitted Parties, and any proceeds realized in respect thereof shall be shared by the Benefitted Parties and distributed in accordance with the rights and priorities set forth in this Agreement. Any Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds (as such terms are defined in Section 2(b)) shall be shared by the Benefitted Parties and distributed in accordance with the rights and priorities set forth in this Agreement. As used herein, the term “Triggering Event” means (a) the occurrence and continuation of a Bankruptcy Proceeding (as defined below) with respect to the Company, any Issuer Subsidiary, any Subsidiary Guarantor or any Material Foreign Subsidiary, (b) the Collateral Agent’s receipt of a written notice that the unpaid principal amount of any of the Obligations has not been paid at the stated maturity thereof or has been declared to be then due and payable by the holder or holders thereof prior to the due date as a result of an event of default or (c) any exercise of any right of setoff or banker’s lien by any Benefitted Party. As used herein, the term “Bankruptcy Proceeding” means, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

        (b)        Notwithstanding anything to the contrary set forth herein, any Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds which are to be remitted to any Benefitted Party on account of Obligations which are Contingent L/C Obligations (as defined

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below) shall be remitted to the Collateral Agent to be held in a separate cash collateral account (the “L/C Account”) by the Collateral Agent and distributed by the Collateral Agent only in accordance with this Section 1(b). In the event, and upon the condition that, any Contingent L/C Obligation becomes an absolute obligation of the Company upon the honoring of a draw under any Letter of Credit (as defined below), upon receipt of written direction from the applicable Benefitted Party, the Collateral Agent shall withdraw from the L/C Account and shall pay over to such Benefitted Party (or issuing bank on behalf of such Benefitted Party) that honored such draw an amount equal to the Withdrawal Amount (as defined below) with respect to the amount of such draw together with interest on such Withdrawal Amount at the rate earned while on deposit in the L/C Account. In the event that the Collateral Agent receives written notice that any Contingent L/C Obligation lapses on account of the expiration or other termination of the applicable Letter of Credit, an amount equal to the Withdrawal Amount with respect to such lapsed Contingent L/C Obligation, together with interest on account of such amount at the rate earned while on deposit in the L/C Account, shall be released from the L/C Account and shall be distributed by the Collateral Agent to the Benefitted Parties in accordance with clause “third” of Section 2(c). As used herein “Withdrawal Amount” means the product of (a) the quotient of (i) the amount of a Contingent L/C Obligation which has then become an absolute obligation on account of a draw or the amount of a Contingent L/C Obligation which has lapsed on account of the expiration or termination of the applicable Letter of Credit, as the case may be, over (ii) the total amount of all Contingent L/C Obligations, and (b) the total amount then deposited in the L/C Account.

            As used herein, the term “Contingent L/C Obligations” means any and all contingent obligations of the Company to reimburse the issuers of Letters of Credit for drawings under such Letters of Credit.

            As used herein, the term “Letter of Credit” means a letter of credit issued by a Benefitted Party, or an issuing bank on behalf of a Benefitted Party, for the account of the Company or any of the Subsidiary Guarantors pursuant to the Loan Documents or any additional credit agreements with lenders which become party to this Agreement.

2.	Cash Collateral Account; Application of Proceeds

(a)

The Collateral Agent has established an interest-bearing demand deposit cash collateral account subject to the lien and security interest created by the Security Documents (the “Cash Collateral Account”) in the name of the Collateral Agent into which the proceeds, payments and amounts described in subsections (b)(i), (b)(ii), (b)(iii) and (b)(iv) below shall be deposited and from which only the Collateral Agent may effect withdrawals. Such amounts shall be held by the Collateral Agent in the Cash Collateral Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 2(c) below.

(b)

The following proceeds, payments and amounts shall be deposited and held by the Collateral Agent in the Cash Collateral Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 2(c) below:

(i)

any proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of the Security Documents (the “Collateral Proceeds”) received by the Collateral Agent or any Benefitted Party;

(ii)	any amounts held in the Cash Collateral Account at the time a Triggering Event occurs (the “Triggering Event Balances”);

(iii)	any payments received or otherwise realized by any Benefitted Party in respect of any Obligations on or after the date on which a Triggering Event has occurred (the “Triggering Event Payments”); and

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(iv)

any amounts received or recovered by any Benefitted Party through any exercise of any right of setoff or banker’s lien at any time on or after the occurrence of a Triggering Event (whether by law, contract or otherwise, but excluding any amount deposited into an account of the Company or any Subsidiary maintained with a Benefitted Party that is applied solely to pay overdrafts in, or fees and charges related to the maintenance of, such account or any related account) (the “Setoff Proceeds”).

            Each Benefitted Party agrees to deliver any Collateral Proceeds, any Triggering Event Balances, any Triggering Event Payments and any Setoff Proceeds to the Collateral Agent within two (2) Business Days after receipt (other than pursuant to subsection (c) below) of such Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds. (c) The Collateral Agent shall distribute the proceeds described in subsections (b)(i), (b)(ii), (b)(iii) and (b)(iv) above which are held in the Cash Collateral Account to the Collateral Agent and the Benefitted Parties in accordance with the following priorities:

first, to the reasonable costs and expenses of the Collateral Agent incurred in connection with the maintenance of the Cash Collateral Account and any collection, recovery, receipt, appropriation, legal proceeding (whether by or against any such party), realization or sale of any or all of the Collateral or the enforcement of the Security Documents;

second, after payment in full of all amounts set forth in item first, to the Benefitted Parties in payment of any and all amounts owed to the Benefitted Parties for reimbursement of amounts paid by them to the Collateral Agent in accordance with Section 4(g) pro rata in proportion to such amounts owed to such Benefitted Parties;

third, after payment in full of all amounts set forth in item second, to the payment and permanent reduction of the principal amount of the outstanding Obligations and the Contingent L/C Obligations, pro rata, based on the proportion that the principal amount of such outstanding Obligations and Contingent L/C Obligations held by each Benefitted Party at such time bears to the sum of the principal amount of all such Obligations and Contingent L/C Obligations;

fourth, after payment in full of all amounts set forth in item third, to the payment and permanent reduction of the amount of the outstanding Obligations representing interest, pro rata, based on the proportion that such outstanding Obligations representing interest held by each Benefitted Party at such time bears to the sum of all such Obligations representing interest;

fifth, after payment in full of all amounts set forth in item fourth, to the payment and permanent reduction of all other outstanding Obligations not representing principal, Contingent L/C Obligations or interest, pro rata, based on the proportion that such outstanding Obligations not representing principal, Contingent L/C Obligations or interest held by each Benefitted Party at such time bears to the sum of all such Obligations not representing principal, Contingent L/C Obligations or interest; and

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sixth, after payment in full of all amounts set forth in item fifth, to or at the direction of the Company or as a court of competent jurisdiction may otherwise direct.

            The Collateral Agent shall make such distributions promptly after the deposit of any Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds into the Cash Collateral Account. A Benefitted Party’s pro rata share of the Obligations on any distribution date shall be determined by assuming that all Obligations are denominated in U.S. Dollars based upon the quoted spot rate at which the Collateral Agent’s principal office offers to exchange any applicable currency for U.S. Dollars at 11:00 A.M. (local time at such principal office) on the Business Day preceding such distribution date (the “Applicable Exchange Rate”). For any distribution, the Collateral Agent shall exchange the relevant portion of such distribution into the applicable currency and make each such distribution in the applicable currency.

        3.     Payment of Obligations; Distributions Recovered.

            (a)     The Company, each Issuer Subsidiary and each Subsidiary Guarantor agree that any amounts received by a Benefitted Party and delivered by such Benefitted Party to the Collateral Agent pursuant to the terms of this Agreement will not be deemed to be a payment in respect of any Obligations owing to such Benefitted Party until such Benefitted Party receives its pro rata share of such amount from the Collateral Agent and then only to the extent of the actual payment and receipt of such pro rata share; provided that no Subsidiary Guarantor shall be obligated to pay any amount in respect of the Obligations (including, in the case of an Issuer Subsidiary, in respect of its Direct Subsidiary Obligations) in excess of the maximum amount of the Obligations that may be paid by such Subsidiary Guarantor without rendering any Subsidiary Guaranty issued by such Subsidiary Guarantor (or, in the case of an Issuer Subsidiary, any of its Direct Subsidiary Obligations) void, voidable or illegal under any applicable law (including, without limitation, any fraudulent conveyance or fraudulent transfer).

            (b)     Notwithstanding anything to the contrary contained in this Agreement, in each case in which any proceeds (or the value thereof) or payments are recovered as a preferential or otherwise voidable payment (whether by a trustee in bankruptcy or otherwise) from the party (the “Distributor”) which distributed those proceeds to another party or parties under this Agreement, each party (a “Distributee”) to whom any of those proceeds were ultimately distributed shall, upon the Distributor’s notice of the recovery to the Distributee, return to the Distributor an amount equal to the Distributee’s ratable share of the amount recovered, together with a ratable share of interest thereon to the extent the Distributor is required to pay interest thereon. For purposes of this Agreement, “proceeds” means any payment (whether made voluntarily or involuntarily) from any source, including, without limitation, any offset of any deposit or other indebtedness, any security (including, without limitation, any guaranty or any collateral) or otherwise.

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            (c)     Notwithstanding anything to the contrary contained in this Agreement, including Section 2 and the foregoing provisions of this Section 3, the Benefitted Parties may, without the consent of the Company, any Issuer Subsidiary or any Subsidiary Guarantor, enter into such other arrangements (including, without limitation, the purchase of participations) as the Benefitted Parties determine are necessary or appropriate to accomplish the ratable sharing of recoveries on the Obligations contemplated by this Agreement.

        4.     The Collateral Agent.

            (a)     By execution and delivery hereof, each Benefitted Party hereby appoints State Street Bank and Trust Company of California, N.A. as Collateral Agent and its representative hereunder and under the Security Documents and authorizes the Collateral Agent to act as such hereunder and thereunder on behalf of such Benefitted Party. The Collateral Agent agrees to act as such upon the express conditions contained in this Agreement. In performing its functions and duties under this Agreement and the Security Documents, the Collateral Agent shall act solely as agent of the Benefitted Parties to the extent, but only to the extent, provided in this Agreement and does not assume, and shall not be deemed to have assumed, any obligation towards or relationship of agency, fiduciary or trust with or for any other Person, other than as set forth herein and in the Security Documents.

            (b)     The Collateral Agent shall take any action with respect to the Collateral and/or the Security Documents only as directed in accordance with Section 5(a) hereof; provided that the Collateral Agent shall not be obligated to follow any directions given in accordance with Section 5(a) hereof to the extent that the Collateral Agent has received advice from its counsel to the effect that such directions are in conflict with any provisions of law, this Agreement, the Security Documents or any order of any court or administrative agency; provided further that the Collateral Agent shall not, under any circumstances, be liable to any Benefitted Party or any other person for following the written directions received in accordance with Section 5(a) hereof. Any directions given by the Required Creditors pursuant to Section 5(a) hereof may be withdrawn or modified by the Required Creditors by delivering written notice of withdrawal or modification to the Collateral Agent prior to the time when the Collateral Agent takes any action pursuant to such directions.

            (c)     Each Benefitted Party authorizes the Collateral Agent to take such action on such Benefitted Party’s behalf and to exercise such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof and of the Security Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the Security Documents, and it may perform such duties by or through its agents or employees. Nothing in this Agreement or the Security Documents, express or implied, is intended to or shall be construed as imposing upon the Collateral Agent any obligations in respect of this Agreement or such Security Documents except as expressly set forth herein.

            (d)     The Collateral Agent shall not be responsible to any Benefitted Party for the execution, effectiveness, genuineness, validity, perfection, enforceability, collectibility, value or sufficiency of the Collateral or the Security Documents or for any representations, warranties, recitals or statements made in any document executed in connection with the Obligations or

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made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by or on behalf of the Company and its Subsidiaries (including any Issuer Subsidiary) to any Benefitted Party or be required to ascertain or inquire as to the performance or observance by the Company or any of its Subsidiaries (including any Issuer Subsidiary) or any other pledgor or guarantor of any of the terms, conditions, provisions, covenants or agreements contained in any document executed in connection with the Obligations or of the existence or possible existence of any Triggering Event.

            (e)     The Collateral Agent shall not be liable to any Benefitted Party for any action taken or omitted hereunder or under the Security Documents or in connection herewith or therewith except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any written statement, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, except as otherwise specifically provided in this Agreement, shall be entitled to rely upon the written direction of the Required Creditors (as defined in Section 5(a)) certifying that the persons signing such direction constitute the “Required Creditors,” and shall be entitled to rely and shall be fully protected in relying on opinions and judgments of counsel, accountants, experts and other professional advisors selected by it in good faith and with due care. The Collateral Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the Security Documents unless and until it has obtained the directions in accordance with Section 5(a) hereof with respect to the matters covered thereby. The Collateral Agent shall be entitled to request from each Benefitted Party a certificate setting out the amount of the respective Obligations held by it (including, without limitation, amounts representing principal, Contingent L/C Obligations or interest on such Obligations) for purposes of calculating distributions pursuant to Section 2(c).

            (f)     Each Benefitted Party agrees not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral, in each case except through the Collateral Agent acting in accordance with this Agreement.

            (g)     The Company and each of its subsidiaries which is party to this Agreement, and any Issuer Subsidiary which may become party to this Agreement pursuant to Section 10(f) hereof, by its execution of the signature page of this Agreement, agrees to pay and save the Collateral Agent harmless from liability for payment of all costs and expenses of the Collateral Agent in connection with this Agreement and the Security Documents, other than liabilities, costs and expenses resulting from the Collateral Agent’s gross negligence or willful misconduct. Each Benefitted Party severally agrees to indemnify the Collateral Agent, pro rata (to the extent set forth in the penultimate sentence of this Section 4(g)), to the extent the Collateral Agent shall not have been reimbursed by or on behalf of the Company or from proceeds of the Collateral or otherwise, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Security Documents in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement, the Security Documents

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and/or the Collateral; provided that no Benefitted Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence, willful misconduct or breach of the express terms of this Agreement. For purposes of this Section 4(g), any pro rata calculation shall be on the basis of the outstanding principal amount of the Obligations (determined by assuming that all Obligations are denominated in U.S. Dollars based upon the Applicable Exchange Rate) held by or for each Benefitted Party at the time of the act, omission or transaction giving rise to the reimbursement or indemnity required by this Section 4(g). The provisions of this Section 4(g) shall survive the payment in full of all the Obligations and the termination of this Agreement and all other documents executed in connection with the Obligations.

            (h)     The Collateral Agent may resign at any time by giving sixty (60) days’ prior written notice thereof to the Benefitted Parties and the Company, subject to the acceptance of its appointment by a successor Collateral Agent simultaneously with or prior to any resignation of the Collateral Agent. Upon any such notice of resignation, the Required Creditors (as defined in Section 5(a) below) shall have the right to appoint a successor Collateral Agent. The Collateral Agent may be removed at any time with or without cause, by an instrument in writing delivered to the Collateral Agent, the Company and the other Benefitted Parties by the Required Creditors (as defined in Section 5(a) below). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents; provided, however, that the retiring or removed Collateral Agent will continue to remain liable for all acts of, or the omission to act by, such retiring or removed Collateral Agent which occurred prior to such retirement or removal. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within forty-five (45) days after the retiring Collateral Agent’s giving of notice of resignation, then, upon five days’ prior written notice to the Company and the Benefitted Parties, the retiring Collateral Agent may, on behalf of the Benefitted Parties, appoint a successor Collateral Agent, which shall be a bank or trust company organized under the laws of the United States or any state thereof (or under the laws of a foreign country and having a branch or agency located in the United States) having a combined capital and surplus of at least $500,000,000, and the short term unsecured debt obligations of which are rated at least P-1 by Moody’s Investors Service or A-1 by Standard & Poor’s, or any affiliate of such bank. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the Security Documents.

            (i)     Except as expressly set forth herein, the Collateral Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate thereof (including any Issuer Subsidiary), and may accept fees and other consideration from the Company or any affiliate thereof (including any Issuer Subsidiary) for services in connection with this Agreement and otherwise without having to account for the same to any Benefitted Party.

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            (j)     The Collateral Agent shall not be liable for or by reason of (i) any failure or defect in the registration, filing or recording of any of the Security Documents, or any notice, caveat or financing statement with respect to the foregoing, or (ii) any failure to do any act necessary to constitute, perfect and maintain the priority of the security interest created by the Security Documents.

            (k)     Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection with any of the Obligations, the Collateral Agent, unless it shall have actual knowledge thereof, shall not be deemed to have any knowledge of any Triggering Event unless and until it shall have received written notice from the Company, any Issuer Subsidiary, or any Benefitted Party describing such Triggering Event in reasonable detail (including, to the extent known, the date of occurrence of the same).

        (l)     Upon receipt by the Collateral Agent of any direction by the Required Creditors, all of the Benefitted Parties will be bound by such direction.

        5.     Relating to Defaults and Remedies.

            (a)     The Required Creditors may, after any Triggering Event (other than an Involuntary Proceeding) has occurred (or upon the occurrence and continuation of an Involuntary Proceeding for at least 60 consecutive days) and by giving the Collateral Agent written notice of such election, instruct and cause the Collateral Agent to exercise its rights and remedies under the Security Documents. The Collateral Agent shall follow the instructions of the Required Creditors with respect to the enforcement action to be taken. For purposes of this Agreement, the term “Required Creditors” shall mean (a) the Required Lenders as defined in the Credit Agreement, and (b) the 2000 Senior Noteholders and the 2003 Senior Noteholders holding a majority in principal amount of the 2000 Senior Noteholder Notes plus the 2003 Senior Noteholder Notes, each, in the case of both clause (a) and clause (b) above, voting as a class; provided that if at any time (i) the aggregate outstanding principal amount of Obligations (including the face amount of any undrawn Letters of Credit) owed to the Senior Lenders under and as defined in the Credit Agreement, or (ii) the aggregate outstanding principal amount of the 2000 Senior Noteholders Notes plus the aggregate outstanding principal amount of the 2003 Senior Noteholders Notes represents, in either case, less than 10% of the sum of the aggregate amounts referred to in clauses (i) and (ii) above, then “Required Creditors” shall mean Benefitted Parties, considered as a single class, holding more than 50% of the sum of (A) the face amount of any undrawn Letters of Credit plus (B) the outstanding funded principal amount of the Obligations (it being understood that all amounts referred to in this sentence shall be determined by assuming that such amounts are denominated in U.S. Dollars based upon the Applicable Exchange Rate). For purposes of the foregoing definitions, any Benefitted Party that has purchased a participation in the Obligations owing to another Benefitted Party shall be deemed to be the holder of the amount of such Obligations which are the subject of such participation.

            (b)     Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not commence or otherwise take any action or proceeding to enforce any Collateral Document or to realize upon any or all of the Collateral unless and until the Collateral Agent has received instructions in accordance with Section 5(a) above. Upon receipt by the

11

Collateral Agent of any such instructions, the Collateral Agent shall seek to enforce the Security Documents and to realize upon the Collateral in accordance with such instructions; provided that the Collateral Agent shall not be obligated to follow any such directions as to which the Collateral Agent has received a written opinion of its counsel to the effect that such directions are in conflict with any provisions of law, this Agreement, the Security Documents or any order of any court or administrative agency, and the Collateral Agent shall not, under any circumstances, be liable to any Benefitted Party or any other Person for following the written directions received in accordance with Section 5(a) above.

            (c)     The duties and responsibilities of the Collateral Agent hereunder shall consist of and be limited to (i) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (ii) exercising or refraining from exercising any rights, remedies or powers of the Collateral Agent under this Agreement or the Security Documents or under applicable law in respect of all or any portion of the Collateral, (iii) making any demands or giving any notices under the Security Documents, (iv) effecting amendments to and granting waivers under the Security Documents in accordance with the terms hereof, and (v) maintaining the Cash Collateral Account under its exclusive dominion and control for the benefit of the Benefitted Parties and making deposits therein and withdrawals therefrom as necessary to effect the provisions of this Agreement.

            (d)     In the event that the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Security Documents or takes any other action pursuant to this Agreement or any provision of the Security Documents or requests directions from the Required Creditors as provided herein, upon the request of the Collateral Agent or any Benefitted Party, each of the Benefitted Parties agrees that such Benefitted Party (or any agent of or representative for such Benefitted Party) shall promptly notify the Collateral Agent in writing, as of any time that the Collateral Agent may specify in such request, (i) of the aggregate amount of the respective Obligations then owing to such Benefitted Party as of such date and (ii) such other information as the Collateral Agent may reasonably request.

            (e)     Promptly after the Collateral Agent receives written notice of the occurrence of any Triggering Event pursuant to Section 2(a), it shall promptly send copies of such notice to each of the Benefitted Parties.

            (f)     The Collateral Agent shall not be obliged to expend its own funds in performing its obligations under this Agreement and shall be entitled to require that the Benefitted Parties provide it with sufficient funds prior to taking any action required under this Agreement.

        6.     Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and none of the Company, any Issuer Subsidiary or any other person or entity, including, without limitation, any guarantor of the obligations of the Company or any Issuer Subsidiary, is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or shall have any right to enforce, this Agreement.

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        7.     Relation of Creditors. This Agreement is entered into solely for the purposes set forth herein, and no Benefitted Party assumes any responsibility to any other party hereto to advise such other party of information known to such Benefitted Party regarding the financial condition of the Company or any of its Subsidiaries (including any Issuer Subsidiary) or of any other circumstances bearing upon the risk of nonpayment of any Obligation. Each Benefitted Party specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or any of its Subsidiaries (including any Issuer Subsidiary) and nothing contained herein shall limit or in any way modify any of the obligations of the Company, any Issuer Subsidiary or any Subsidiary Guarantor to the Benefitted Parties.

        8.     Acknowledgment of Guaranties. Each party expressly acknowledges the existence and validity of the 2000 Note Obligation Guaranty, the 2003 Note Obligation Guaranty and the Bank Obligation Guaranty, agrees not to contest or challenge the validity of the 2000 Note Obligation Guaranty, the 2003 Note Obligation Guaranty or the Bank Obligation Guaranty and agrees that the judicial or other determination of the invalidity of the 2000 Note Obligation Guaranty, the 2003 Note Obligation Guaranty or the Bank Obligation Guaranty shall not affect the provisions of this Agreement.

        9.     Notice of Certain Events. Each Benefitted Party agrees that upon the occurrence of a Triggering Event, it shall promptly notify the Collateral Agent of the occurrence of such Triggering Event. In addition, each Benefitted Party agrees to provide to the Collateral Agent the amount and currency of its Obligations at such reasonable times as may be necessary to determine such Benefitted Party’s pro rata share of the outstanding principal amount of the Obligations.

        10.     Miscellaneous.

            (a)     Notices. All notices and other communications provided for herein, (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid) to the intended recipient at the address for notices specified beneath the signature of such party hereto; or as to any party at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when actually received.

            (b)     Amendments, Waivers, Consents. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Benefitted Parties.

            (c)     Releases of Collateral. The parties hereto agree that the Collateral Agent shall release all or any portion of the Collateral (other than in connection with the exercise of its rights and remedies pursuant to Section 5) only upon the receipt by the Collateral Agent of (i) a written approval from the Required Creditors, or (ii) so long as no event of default exists under any Senior Loan Document and releasing such Collateral is not prohibited by any Senior Loan

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Document, an Officers’ Certificates of the Company and any applicable Subsidiary Guarantor, which shall be true and correct, (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of each of the Senior Loan Documents, and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such written approval or Officers’ Certificates (so long as the Collateral Agent has no reason to believe that the Officers’ Certificates delivered with respect to such disposition are not true and correct), the Collateral Agent shall, at the Company’s expense, execute and deliver such releases of its security interest in such Collateral to be released, and provide a copy of such releases to each of the Benefitted Parties. In connection therewith, the Benefitted Parties hereby irrevocably authorize the Collateral Agent from time to time to release such Collateral or consent to such release in accordance with the terms of this Agreement. Notwithstanding anything provided herein to the contrary, no release of security shall in any way affect the guaranties by the Material Domestic Subsidiaries of the Obligations, which guaranties shall continue to remain in full force and effect after any such release.

            (d)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. At the time of any assignment of all or any portion of the 2000 Senior Noteholder Obligations by a 2000 Senior Noteholder, or of all or any portion of the 2003 Senior Noteholder Obligations by a 2003 Senior Noteholder, or of all or any portion of the Senior Lender Obligations by a Senior Lender, or of all or any portion of the Additional Obligations by any Additional Creditor, such assigning 2000 Senior Noteholder, 2003 Senior Noteholder, Senior Lender or Additional Creditor, as the case may be, shall cause its assignee (each an “Additional Benefitted Party”) to execute a Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement substantially in the form attached hereto as Exhibit A (a “Counterpart”) and become a party to this Agreement.

            (e)     Purchasers of 2003 Senior Noteholder Notes. As a condition precedent to purchasing any 2003 Senior Noteholder Notes, each Prudential Affiliate that becomes a party to the 2003 Private Shelf Agreement, if not then a party to this Agreement, shall execute a Counterpart and become a party to this Agreement, and each such Prudential Affiliate shall be as fully a party to this Agreement as a Benefitted Party as if it was an original signatory hereof without any action required to be taken by any other party hereto. Each other party to this Agreement expressly agrees that its rights and obligations arising hereunder shall continue after giving effect to the addition of each such Prudential Affiliate as a Benefitted Party to this Agreement.

            (f)     Additional Creditors. Upon the execution of a Counterpart by any Additional Creditor (either directly or through its agents) and delivery of such Counterpart to the other parties hereto, such Additional Creditor shall be as fully a party to this Agreement as a Benefitted Party as if such Additional Creditor was an original signatory hereof without any action required to be taken by any other party hereto, provided that each such Additional Creditor shall execute this Agreement simultaneously with the Subsidiary Guarantors’ execution and delivery to it of a Subsidiary Guaranty. Each other party to this Agreement expressly agrees that its rights and obligations arising hereunder shall continue after giving effect to the addition of such Additional Creditor as a party to this Agreement. Notwithstanding the foregoing, after

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the occurrence and during the continuation of an event of default under any Senior Loan Document, no Additional Creditor (other than a Prudential Affiliate pursuant to Section 10(e) hereof) may become party to this Agreement.

            (g)     Issuer Subsidiaries. Upon the execution of an Issuer Subsidiary Counterpart in the form attached hereto as Exhibit B (an “Issuer Subsidiary Counterpart”) by any Issuer Subsidiary which may become a party to the 2003 Private Shelf Agreement and delivery of such Issuer Subsidiary Counterpart to the other parties hereto, such Issuer Subsidiary shall be deemed to acknowledge and consent to this Agreement, including without limitation Section 3 hereof, as if such Issuer Subsidiary was an original signatory hereof without any action required to be taken by any other party hereto, provided that as a condition precedent to issuing any 2003 Senior Noteholder Notes each such Issuer Subsidiary shall execute this Agreement. Each other party to this Agreement expressly agrees that its rights and obligations arising hereunder shall continue after giving effect to the addition of each such Issuer Subsidiary as a party to this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no entity may become an Issuer Subsidiary unless either (i) such entity has executed and delivered a counterpart of the Bank Obligation Guaranty or (ii) the Required Lenders (as defined in the Credit Agreement) have consented thereto.

            (h)     Captions. The captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            (i)     Conflicts. In the event of a conflict between the terms of this Agreement and the terms of any of the Security Documents, the terms of this Agreement shall control.

            (j)     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            (k)     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

            (l)     Merger. This Agreement and the Security Documents supersede all prior agreements, written or oral, among the parties with respect to the subject matter of such agreements.

            (m)     Independent Investigation. None of the Collateral Agent or any of the Benefitted Parties, nor any of their respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of the Company or any applicable Issuer Subsidiary or the ability of the Company or any applicable Issuer Subsidiary to repay any of the Obligations, or for the value, sufficiency, existence or ownership of any of the Collateral, or the statements of the Company or any applicable Issuer Subsidiary, oral or written, or for the validity, sufficiency or enforceability of any of the Obligations or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing. Each

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Benefitted Party has entered into its respective financial agreements with the Company or any applicable Issuer Subsidiary based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

            (n)     Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            (o)     Effect of Bankruptcy or Insolvency. This Agreement shall continue in effect notwithstanding the bankruptcy or insolvency of any party hereto or the Company or any of its Subsidiaries (including any Issuer Subsidiary).

[Remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

U.S. BANK NATIONAL ASSOCIATION,
as successor to State Street Bank and Trust Company
of California, N.A. as Collateral Agent

By:          /s/ Brad E. Scarbrough
Name:     Brad E. Scarbrough
Title:       Vice President

Address for Notices:

U.S. Bank National Association
633 W 5th Street, 24th Floor
Los Angeles, California 90071
Attention: Brad Scarbrough
Vice President
Telephone: (213) 615-6047
Facsimile:
(213) 615-6197

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA,
as 2000 Senior Noteholder

By:        /s/ Iris Krause
Name:    Iris Krause
Title:      Vice President

Address for Notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group – Corporate Finance
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attention: Managing Director
Facsimile: (415) 421-6233

PRUDENTIAL INVESMENT
MANAGEMENT, INC.,
as 2003 Senior Noteholder
By:        /s/ Iris Krause
Name:    Iris Krause
Title:      Vice President

Address for Notices:

Investment Management, Inc.
c/o Prudential Capital Group – Corporate Finance
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attention: Managing Director
Facsimile: (415) 421-6233

BANK OF AMERICA, N.A.,
as Agent to the Senior Lenders and a Senior Lender

By:      /s/ Sharon Burks Horos
Name:  Sharon Burks Horos
Title:    Vice President

Address for Notices:

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697
Attn: Sharon Burks Horos
Tel (312) 828-2149
Fax (312) 828-6269

BANK ONE, N.A.,
with its main office in Chicago, Illinois (as successor by merger to Bank One, Utah, NA as a Senior Lender

By:        /s/ Mark F. Nelson
Name:    Mark F. Nelson
Title:      Vice President

Address for Notices:

Bank One, N.A.
80 West Broadway, Suite 200
Salt Lake City, Utah 84101
Attn: Mark F. Nelson
Tel (801) 481-5041
Fax (801) 481-5351

EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES AND CONSENTS TO THE FOREGOING, INCLUDING, WITHOUT LIMITATION, SECTION 3. EACH OF THE UNDERSIGNED HEREBY CONSENTS TO THE RELEASE BY THE COLLATERAL AGENT TO THE BENEFITTED PARTIES OF ANY INFORMATION PROVIDED TO OR OBTAINED BY THE COLLATERAL AGENT UNDER OR IN CONNECTION WITH THE SECURITY DOCUMENTS. EACH OF THE UNDERSIGNED HEREBY COVENANTS TO PAY TO THE COLLATERAL AGENT FROM TIME TO TIME REASONABLE REMUNERATION FOR ITS SERVICES HEREUNDER AND WILL PAY OR REIMBURSE THE COLLATERAL AGENT UPON ITS REQUEST FOR ALL REASONABLE EXPENSES, DISBURSEMENTS AND ADVANCES INCURRED OR MADE BY THE COLLATERAL AGENT IN THE ADMINISTRATION OR EXECUTION OF THE COLLATERAL AGENCY HEREBY CREATED (INCLUDING THE REASONABLE COMPENSATION AND THE DISBURSEMENTS OF ITS COUNSEL AND ALL OTHER ADVISERS AND ASSISTANTS NOT REGULARLY IN ITS EMPLOY) BOTH BEFORE ANY DEFAULT HEREUNDER AND THEREAFTER UNTIL ALL DUTIES OF THE COLLATERAL AGENT HEREUNDER SHALL BE FINALLY AND FULLY PERFORMED EXCEPT ANY SUCH EXPENSE, DISBURSEMENT OR ADVANCE AS MAY ARISE OUT OF OR RESULT FROM THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE UNDERSIGNED HEREBY AGREES TO PROVIDE TO EACH OF THE BENEFITTED PARTIES TRUE AND CORRECT COPIES OF ALL NOTICES, CERTIFICATES, SCHEDULES AND OTHER INFORMATION PROVIDED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE SECURITY DOCUMENTS.

NU SKIN ENTERPRISES, INC.

By:        /s/ D. Matthew Dorny
Name:    D. Matthew Dorny
Title:      Vice President

NU SKIN INTERNATIONAL, INC.
NU SKIN ENTERPRISES HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN UNITED STATES, INC.
BIG PLANET, INC.

By:        /s/ D. Matthew Dorny
Name:    D. Matthew Dorny
Title:       Vice President

NSE KOREA LTD.,
a Korean corporation domesticated under under the laws of Delaware

By:        /s/ Sung Tae Han
Name:    Sung Tae Han
Title:      President, Representative Director and General Manager

Address for Notices:
One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601
Attention: General Counsel
Facsimile: (801) 345-6099

EXHIBIT A

Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement

        IN WITNESS WHEREOF, the undersigned has caused this Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of ________, 20__ (this “Counterpart”), to be duly executed and delivered by its duly authorized officer. Upon execution and delivery of this Counterpart to Collateral Agent, the undersigned shall be an Additional Benefitted Party under the Amended and Restated Collateral Agency and Intercreditor Agreement and shall be as fully a party to the Amended and Restated Collateral Agency and Intercreditor Agreement as if such Additional Benefitted Party were an original signatory to the Amended and Restated Collateral Agency and Intercreditor Agreement.

[Name of Additional Benefitted Party]

By:
Name:
Title:

A-1

EXHIBIT B

Issuer Subsidiary Counterpart

        IN WITNESS WHEREOF, the undersigned has caused this Issuer Subsidiary Counterpart, dated as of ________, 20__ (this “Issuer Subsidiary Counterpart”), to be duly executed and delivered by its duly authorized officer. Upon execution and delivery of this Issuer Subsidiary Counterpart to Collateral Agent, the undersigned shall be an Issuer Subsidiary under the Amended and Restated Collateral Agency and Intercreditor Agreement and shall be deemed to acknowledge and consent to the Amended and Restated Collateral Agency and Intercreditor Agreement, including without limitation Section 3 thereof, as if such Issuer Subsidiary were an original signatory to the Amended and Restated Collateral Agency and Intercreditor Agreement.

[Name of Issuer Subsidiary] By:
Name:
Title:

B-1